Exhibit 99.1

Charles River Announces Fourth-Quarter and Full-Year 2007 Results from Continuing Operations

– Strong Customer Demand Drives Double-Digit Sales and Earnings Growth –

– Fourth-Quarter Sales Increase 17.0% and Full Year Rises 16.3% to $1.23 Billion –

– Fourth-Quarter GAAP EPS of $0.55 and Non-GAAP EPS of $0.65 –

– 2007 GAAP EPS of $2.29 and Non-GAAP EPS of $2.62 Exceed Company Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the fourth-quarter and full-year 2007. For the fourth quarter, net sales from continuing operations increased 17.0% to $318.0 million from $271.7 million in the fourth quarter of 2006. Both the Research Models and Services (RMS) and Preclinical Services (PCS) business segments reported strong net sales growth, as pharmaceutical and biotechnology companies continued to invest in basic research and increased their strategic use of outsourced drug development services. Foreign exchange contributed 4.2% to the net sales growth.

On a GAAP basis, net income from continuing operations for the fourth quarter of 2007 was $38.9 million, or $0.55 per diluted share, compared to $31.8 million, or $0.47 per diluted share, for the fourth quarter of 2006. The 17.0% increase in earnings per share resulted primarily from higher sales.

On a non-GAAP basis, net income from continuing operations was $45.9 million for the fourth quarter of 2007, compared to $39.0 million for the same period in 2006. Fourth-quarter diluted earnings per share on a non-GAAP basis were $0.65, an increase of 12.1% compared to $0.58 per share in the fourth quarter of 2006. Non-GAAP earnings per share in the fourth quarter of 2007 excluded $9.1 million of amortization of intangible assets related to acquisitions, a charge of $4.6 million for impairment and other charges related to the Company’s exit from its preclinical facility in Worcester, Massachusetts, and a benefit of $2.1 million resulting from a deferred tax revaluation. For the fourth quarter of 2006, non-GAAP results excluded $9.8 million of amortization of intangible assets and stock-based compensation related to acquisitions and $0.9 million of charges related to cost-savings initiatives.

James C. Foster, Chairman, President and Chief Executive Officer, said, “A strong fourth-quarter performance capped a tremendous 2007 for Charles River, during which we clearly demonstrated the strength of our business model and the value that we provide to our global client base. Our financial results for the quarter and year reflect our continued focus on our core competencies of laboratory animal medicine and science and regulatory compliant preclinical services, coupled with aggressive investment to expand and strengthen our infrastructure to meet our clients’ needs. As a result, we are better positioned, both today and for the future, to partner with our clients at this critical inflection point when they are increasingly adopting strategic outsourcing as a means to improve the efficiency and cost effectiveness of their drug development efforts. And increasingly, they are selecting Charles River to play an integral role in accelerating these efforts. With robust demand for our products and services, we see significant opportunities for continued growth in both our RMS and PCS businesses. As a result, we are reaffirming our 2008 guidance of sales growth in a range of 10% to 13%, GAAP earnings per share in a range of $2.59 to $2.69 and non-GAAP earnings per share in a range of $2.87 to $2.97.”

Research Models and Services (RMS)

Sales for the RMS segment were $145.2 million in the fourth quarter of 2007, an increase of 13.7% from $127.7 million in the fourth quarter of 2006. Sales growth was driven by strong demand for research models in the United States and Europe, worldwide Transgenic Services, and In Vitro products.

In the fourth quarter of 2007, the RMS segment’s GAAP operating margin increased to 27.1% compared to 25.6% in the fourth quarter of 2006. On a non-GAAP basis, which excluded charges of $0.7 million for acquisition-related amortization, the operating margin was 27.6% compared to 26.3% for the same period in the prior year. The improvement was due primarily to higher sales.

Preclinical Services (PCS)

Fourth-quarter net sales for the PCS segment were $172.9 million, an increase of 20.0% from $144.1 million in the fourth quarter of 2006. Continuing strong demand for general and specialty toxicology services from pharmaceutical and biotechnology customers was the primary factor which contributed to the sales growth. The addition of Northwest Kinetics’ Phase I clinical services business, which was acquired on October 30, 2006, also contributed to the sales growth.

As expected, the additional costs associated with the transition to the new preclinical facilities in Massachusetts and Nevada and the negative impact of foreign exchange in Canada resulted in lower operating margins for the PCS segment. In the fourth quarter of 2007, the new Massachusetts facility reported a full quarter’s costs compared to minimal costs in the fourth quarter of the prior year, and we also incurred operating costs in the new Nevada facility. The fourth-quarter GAAP operating margin declined to 13.1% from 16.0% in the same period in the prior year. On a non-GAAP basis, which excludes $8.3 million of acquisition-related amortization and $4.6 million of impairment and other charges associated with the Company’s exit from its Worcester, Massachusetts facility, the operating margin declined to 20.6% from 22.7% in the fourth quarter of 2006.

Full-Year Results

For 2007, net sales from continuing operations increased by 16.3% to $1.23 billion, from $1.06 billion in 2006. Foreign exchange contributed approximately 2.9% to the sales growth rate.

On a GAAP basis, 2007 net income from continuing operations was $157.6 million compared to $125.2 million in 2006, an increase of 25.8%, and earnings per diluted share increased 27.9% to $2.29 from $1.79 in 2006.

On a non-GAAP basis, net income from continuing operations for 2007 was $180.2 million, compared to $154.2 million for 2006, an increase of 16.9%. Earnings per diluted share for 2007 were $2.62, an increase of 19.1% from $2.20 in 2006. In 2007, non-GAAP net income excluded $33.6 million of amortization and stock-based compensation costs associated with acquisitions, a charge of $6.3 million related to the Company’s exit of its preclinical facility in Worcester, Massachusetts, and a charge of $0.8 million related to pre-acquisition Inveresk stock compensation taxes. Non-GAAP results also excluded a $2.0 million gain on the sale of real estate in Scotland and a benefit of $3.0 million resulting from a deferred tax revaluation. Non-GAAP net income for 2006 excluded acquisition-related charges of $38.3 million and charges of $6.2 million related to cost-savings initiatives.

Research Models and Services (RMS)

For 2007, RMS net sales were $577.2 million, an increase of 12.1% from net sales of $515.0 million in 2006. The RMS segment’s GAAP operating margin was 30.7% in 2007, compared to 28.7% for the prior year. On a non-GAAP basis, the operating margin was 31.0% compared to 29.4% in 2006.

Preclinical Services (PCS)

For 2007, PCS net sales were $653.4 million, an increase of 20.2% over the $543.4 million reported in 2006. On a GAAP basis, the PCS segment operating margin was 15.8% in 2007, compared to 15.2% in the prior year. On a non-GAAP basis, the operating margin was 21.5% in 2007 compared to 22.6% in 2006.

2008 Guidance

The Company reaffirms its forward-looking guidance for 2008, which was originally provided on December 12, 2007.

2008 GUIDANCE
Net sales growth (in %)	10% - 13%
GAAP EPS estimate	$2.59 - $2.69
Amortization of intangible assets	$0.28
Non-GAAP EPS estimate	$2.87 - $2.97

Discontinued Operations

Discontinued operations included both the Interventional and Surgical Services business, the closure of which was finalized in the third quarter of 2007, and the Phase II-IV clinical services business, which the Company sold in the third quarter of 2006.

In the fourth quarter of 2007, the net loss from discontinued operations was $2.0 million. Including discontinued operations, net income for the fourth quarter of 2007 was $36.9 million, or $0.52 per diluted share, compared to net income of $35.2 million, or $0.52 per diluted share, in the fourth quarter of 2006.

For 2007, including a loss of $3.1 million from discontinued operations, net income was $154.4 million, or $2.25 per diluted share, compared to a net loss of $55.8 million, or $0.80 per diluted share, for 2006. The loss in the prior year was due in part to a $129.2 million goodwill impairment recorded in the first quarter of 2006 related to the sale of the Clinical Phase II-IV business.

Webcast

Charles River Laboratories has scheduled a live webcast on Wednesday, February 12, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share from continuing operations, which exclude amortization of intangible assets and other charges related to our acquisitions, impairments due to our accelerated exit from our Worcester Preclinical Services facility, charges related to pre-acquisition Inveresk stock compensation charges, a deferred tax revaluation, and the gain on the sale of real estate in Scotland. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2008 earnings; the future demand for drug discovery and development products and services, including the outsourcing of these services; the impact of specific actions intended to improve overall operating efficiencies and profitability; the timing of the opening of new and expanded facilities; future cost reduction activities by our customers; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales growth. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: a decrease in research and development spending, a decrease in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 27, 2007, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our more than 8,500 employees worldwide are focused on providing clients with exactly what they need to improve and expedite the discovery, development through first-in-human evaluation, and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006

Total net sales	$318,028	$271,725	$1,230,626	$1,058,385
Cost of products sold and services provided	200,265	169,995	752,435	651,778
Gross margin	117,763	101,730	478,191	406,607
Selling, general and administrative	56,535	46,819	217,491	180,795
Amortization of intangibles	9,094	9,757	33,509	37,639
Operating income	52,134	45,154	227,191	188,173
Interest income (expense)	(1,339)	(2,309)	(8,321)	(12,590)
Other income (expense)	333	1,624	(1,448)	981
Income before income taxes and minority interests	51,128	44,469	217,422	176,564
Provision for income taxes	12,181	12,568	59,400	49,738
Income before minority interests	38,947	31,901	158,022	126,826
Minority interests	1	(109)	(470)	(1,605)
Income from continuing operations	38,948	31,792	157,552	125,221
Loss from discontinued businesses, net of tax	(2,038)	3,397	(3,146)	(181,004)
Net income (loss)	$36,910	$35,189	$154,406	$(55,783)

Earnings (loss) per common share
Basic:
Continuing operations	$0.58	$0.48	$2.35	$1.82
Discontinued operations	$(0.03)	$0.05	$(0.05)	$(2.63)
Net income	$0.55	$0.53	$2.31	$(0.81)
Diluted:
Continuing operations	$0.55	$0.47	$2.29	$1.79
Discontinued operations	$(0.03)	$0.05	$(0.05)	$(2.59)
Net income	$0.52	$0.52	$2.25	$(0.80)

Weighted average number of common shares outstanding
Basic	67,320,340	66,257,695	66,960,515	68,945,622
Diluted	70,525,144	67,450,735	68,735,936	69,948,032
CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	December 29, 2007	December 30, 2006
Assets
Current assets
Cash and cash equivalents	$225,449	$175,380
Trade receivables, net	213,908	202,658
Inventories	88,023	72,362
Other current assets	79,477	44,363
Current assets of discontinued businesses	1,007	6,330
Total current assets	607,864	501,093
Property, plant and equipment, net	748,793	534,745
Goodwill, net	1,120,540	1,119,309
Other intangibles, net	148,905	160,204
Deferred tax asset	89,255	107,498
Other assets	85,993	133,944
Long-term assets of discontinued businesses	4,187	751
Total assets	$2,805,537	$2,557,544

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$25,051	$24,977
Accounts payable	36,715	28,223
Accrued compensation	53,359	41,651
Deferred revenue	102,021	93,197
Accrued liabilities	61,366	41,991
Other current liabilities	23,268	25,625
Current liabilities of discontinued businesses	748	3,667
Total current liabilities	302,528	259,331
Long-term debt	484,998	547,084
Other long-term liabilities	154,044	146,695
Total liabilities	941,570	953,110
Minority interests	3,500	9,223
Total shareholders’ equity	1,860,467	1,595,211
Total liabilities and shareholders’ equity	$2,805,537	$2,557,544
CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Research Models and Services
Net sales	$145,153	$127,651	$577,231	$514,999
Gross margin	59,177	50,358	249,348	214,125
Gross margin as a % of net sales	40.8%	39.4%	43.2%	41.6%
Operating income	39,288	32,619	177,151	147,789
Operating income as a % of net sales	27.1%	25.6%	30.7%	28.7%
Depreciation and amortization	6,366	5,345	23,378	20,802
Capital expenditures	20,671	14,737	51,086	27,018

Preclinical Services
Net sales	$172,875	$144,074	$653,395	$543,386
Gross margin	58,586	51,372	228,843	192,482
Gross margin as a % of net sales	33.9%	35.7%	35.0%	35.4%
Operating income	22,678	23,034	103,541	82,323
Operating income as a % of net sales	13.1%	16.0%	15.8%	15.2%
Depreciation and amortization	16,908	16,482	63,001	61,784
Capital expenditures	68,694	67,249	175,950	154,728

Unallocated Corporate Overhead	$(9,832)	$(10,499)	$(53,501)	$(41,939)

Total
Net sales	$318,028	$271,725	$1,230,626	$1,058,385
Gross margin	117,763	101,730	478,191	406,607
Gross margin as a % of net sales	37.0%	37.4%	38.9%	38.4%
Operating income (loss)	52,134	45,154	227,191	188,173
Operating income as a % of net sales	16.4%	16.6%	18.5%	17.8%
Depreciation and amortization	23,274	21,827	86,379	82,586
Capital expenditures	89,365	81,986	227,036	181,746
CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006
Research Models and Services
Net sales	$145,153	$127,651	$577,231	$514,999
Operating income	39,288	32,619	177,151	147,789
Operating income as a % of net sales	27.1%	25.6%	30.7%	28.7%
Add back:
Amortization related to acquisitions	748	191	1,873	461
Impairment and other charges	-	781	-	3,115
Operating income, excluding specified charges (Non-GAAP)	$40,036	$33,591	$179,024	$151,365
Non-GAAP operating income as a % of net sales	27.6%	26.3%	31.0%	29.4%

Preclinical Services
Net sales	$172,875	$144,074	$653,395	$543,386
Operating income	22,678	23,034	103,541	82,323
Operating income as a % of net sales	13.1%	16.0%	15.8%	15.2%
Add back:
Amortization related to acquisitions	8,346	9,566	31,636	37,178
Impairment and other charges	4,587	124	6,269	3,090
Gain on sale of UK real estate	-	-	(2,047)	-
Pre-acquisition Inveresk stock compensation taxes	-	-	845	-
Operating income, excluding specified charges (Non-GAAP)	$35,611	$32,724	$140,244	$122,591
Non-GAAP operating income as a % of net sales	20.6%	22.7%	21.5%	22.6%

Unallocated Corporate Overhead	$(9,832)	$(10,499)	$(53,501)	$(41,939)
Add back:
Stock-based compensation related to Inveresk acquisition	-	70	94	635
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(9,832)	$(10,429)	$(53,407)	$(41,304)

Total
Net sales	$318,028	$271,725	$1,230,626	$1,058,385
Operating income	52,134	45,154	227,191	188,173
Operating income as a % of net sales	16.4%	16.6%	18.5%	17.8%
Add back:
Amortization related to acquisitions	9,094	9,757	33,509	37,639
Stock-based compensation related to Inveresk acquisition	-	70	94	635
Impairment and other charges	4,587	905	6,269	6,205
Gain on sale of UK real estate	-	-	(2,047)	-
Pre-acquisition Inveresk stock compensation taxes	-	-	845	-
Operating income, excluding specified charges (Non-GAAP)	$65,815	$55,886	$265,861	$232,652
Non-GAAP operating income as a % of net sales	20.7%	20.6%	21.6%	22.0%

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.
CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS
(dollars in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	December 29, 2007	December 30, 2006	December 29, 2007	December 30, 2006

Net income (loss)	$36,910	$35,189	$154,406	$(55,783)
Less: Discontinued operations	2,038	(3,397)	3,146	181,004
Net income from continuing operations	38,948	31,792	157,552	125,221
Add back:
Amortization related to acquisitions	9,094	9,757	33,509	37,639
Stock-based compensation related to Inveresk acquisition	-	70	94	635
Impairment and other charges	4,587	905	6,269	6,205
Gain on sale of UK real estate	-	-	(2,047)	-
Pre-acquisition Inveresk stock compensation taxes	-	-	845	-
Deferred tax revaluation	(2,104)	-	(3,011)	-
Tax effect	(4,622)	(3,496)	(12,984)	(15,514)
Net income from continuing operations, excluding specified charges (Non-GAAP)	$45,903	$39,028	$180,227	$154,186

Weighted average shares outstanding - Basic	67,320,340	66,257,695	66,960,515	68,945,622
Effect of dilutive securities:
2.25% senior convertible debentures	1,419,547	-	481,136	-
Stock options and contingently issued restricted stock	1,517,587	1,061,094	1,160,369	867,204
Warrants	267,670	131,946	133,916	135,206
Weighted average shares outstanding - Diluted	70,525,144	67,450,735	68,735,936	69,948,032

Basic earnings (loss) per share	$0.55	$0.53	$2.31	$(0.81)
Diluted earnings (loss) per share	$0.52	$0.52	$2.25	$(0.80)

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.68	$0.59	$2.69	$2.24
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.65	$0.58	$2.62	$2.20

Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Associate Director, Public Relations